UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2008, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2008, as amended on April 28, 2008, as further amended on August 29, 2008 (the "Merger Agreement"), by and among Employers Holdings, Inc., a Nevada corporation ("Employers"), Sapphire Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Employers ("Merger Sub"), and AmCOMP Incorporated, a Delaware corporation ("AmCOMP"), Employers completed its acquisition of AmCOMP.  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into AmCOMP (the "Merger"), with AmCOMP continuing as the surviving corporation and becoming a wholly owned subsidiary of Employers.

Pursuant to the Merger Agreement, each share of common stock of AmCOMP, par value $0.01 per share ("Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than any shares (i) owned by Employers, Merger Sub or any direct or indirect wholly owned subsidiary of Employers, (ii) owned by AmCOMP as treasury stock or (iii) with respect to which appraisal rights are perfected in accordance with Section 262 of the Delaware General Corporation Law) was converted into the right to receive $12.15 in cash, without interest.  The total transaction value was approximately $223.5 million, including the value of stock options cashed-out as a result of the Merger and assumed debt.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, AmCOMP notified the NASDAQ Stock Market ("NASDAQ") on October 31, 2008 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger into the right to receive $12.15 in cash, without interest, as set forth in Item 2.01 hereof, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission to remove the shares of Common Stock from listing and registration thereon.  In addition, AmCOMP will file with the Securities and Exchange Commission a Form 15 to deregister the shares of Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to suspend the reporting obligations of AmCOMP under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger into the right to receive $12.15 in cash, without interest.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, AmCOMP became a wholly owned subsidiary of Employers.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, all of the directors of AmCOMP voluntarily resigned from the board of directors.  At the effective time of the Merger, the board of directors of AmCOMP included the following individuals:  Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul B. Queally, Donald C. Stewart and Spencer L. Cullen, Jr.  Pursuant to the terms of the Merger Agreement, the directors of Merger Sub became the directors of AmCOMP immediately after the effective time of the Merger.

In connection with the closing of the Merger, on October 31, 2008, Fred R. Lowe, AmCOMP's President and Chief Executive Officer, departed AmCOMP.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

AmCOMP's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were amended and restated, effective October 31, 2008, through operation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmCOMP INCORPORATED

Dated: November 6, 2008	By:	/s/ Lenard T. Ormsby
Name: Lenard T. Ormsby
Title: Secretary